UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2016

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Third Avenue
New York, N.Y. 10017-1307
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Avon Products, Inc. (the “Company”) announced that Jose Armario has been elected to its Board of Directors, effective September 6, 2016. Mr. Armario has also been appointed to serve on the Compensation and Management Development Committee of the Board. As an independent non-management director, he will be compensated for his services in the manner described under “Director Compensation” in the Company's Proxy Statement, dated April 15, 2016.

Mr. Armario, age 57, served as Corporate Executive Vice President of Worldwide Supply Chain, Development, and Franchising of McDonald’s Corporation from August 2011 prior to his retirement in October 2015. He served as Group President, McDonald’s Canada and Latin America of McDonald’s Corporation from February 2008 to August 2011. Prior to this, Mr. Armario was President McDonald's Latin America from 2004 to July 2008. Mr. Armario is a director of USG Corporation. He also serves on the President’s Council of the University of Miami, Florida.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Jeff Benjamin
Name: Jeff Benjamin
Title: Senior Vice President, General Counsel and Chief Ethics & Compliance Officer

Date: September 8, 2016